UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2022

AKERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 487-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AKRO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 15, 2022, Akero Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pfizer Inc. (“Pfizer”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to Pfizer in a registered direct offering an aggregate of 2,525,252 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $9.90 per share (the “Offering”) for gross proceeds of approximately $25 million. The Company intends to use the net proceeds of the Offering to continue to advance the clinical development of EFX, including the ongoing Phase 2b HARMONY trial, the ongoing Phase 2b SYMMETRY trial, an expansion cohort of the SYMMETRY trial, manufacture of drug product for Phase 3 clinical trials, and initiation of the planned Phase 3 clinical trial program. The Offering is anticipated to close on or about June 17, 2022.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company. The foregoing summary of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The shares of Common Stock will be offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-256229), which was originally filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on May 18, 2021 (the “Registration Statement”).

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Loan and Security Agreement

On June 15, 2022, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities party thereto (each, a “Lender” and collectively referred to as the “Lenders”), and Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”). pursuant to which Hercules agreed to make available to the Company a secured term loan facility in the amount of $100 million (the “Term Loan Facility”), subject to certain terms and conditions.

Amount. The Loan Agreement provides for an aggregate of $100.0 million in term loans, which will be available to the Company in four tranches (collectively, the “Term Loans”). The Company drew a $10.0 million first tranche amount following the execution and closing of the Loan Agreement (the “Closing”) and at any time from the Closing until June 15, 2023, the Company may draw an additional $10.0 million first tranche amount. In addition, at the Company’s option: (1) a second tranche of up to $15.0 million is available until December 15, 2023, subject to the Company’s achievement of certain clinical development milestones; (2) a third tranche of up to $20.0 million is available until March 15, 2024, subject to the Company achieving certain clinical and financial milestones; and (3) a fourth tranche of up to $45,000,000 is available at Hercules’ sole discretion until September 15, 2024.

Interest Rate. The Term Loan Facility bears an interest rate of equal to the greater of (i) 7.65% and (ii) 7.65% plus the prime rate last quoted in The Wall Street Journal minus 4.00%. The Loan Agreement requires the Company to pay an aggregate non-refundable commitment fee of $50,000.

Term and Repayment. The term of the Loan Agreement is 54 months, with interest only payments on the Term Loan Facility for the first 24 months, which period can be extended to up to 36 months, depending on the achievement of certain performance milestones. The Company may prepay the principal of the Term Loan Facility at any time subject to a prepayment charge (the “Prepayment Charge”) equal to: 3.0% of amounts prepaid on or prior to June 15, 2023; 2.0% of amounts prepaid during the period from June 15, 2023 to June 15, 2024; and 1% of amounts prepaid on and after June 15, 2024.

Representations and Warranties and Other Covenant and Provisions. The Loan Agreement includes customary representations and warranties and other covenants associated with a secured loan facility. Such terms include (1) covenants concerning financial reporting obligations, and (2) certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, and deposit accounts. The Loan Agreement includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period and the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Loan Agreement (each, a “Material Adverse Effect”). In addition, the Loan Agreement includes affirmative and restrictive covenants, including maintenance of a minimum cash, cash equivalents and liquid funds covenant that applies beginning on April 1, 2023.

Security; Other Terms. The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of their respective assets, other than intellectual property. The Company paid Hercules an initial facility charge of $100,000 in respect of the initial $20.0 million first tranche commitment. The second, third and fourth tranches, if drawn, are each subject to a facility charge, payable as future amounts are drawn, equal to 0.50% of the principal amount of the draw.

Warrant. In addition, in connection with the entry into the Loan Agreement, the Company issued Hercules a warrant (the “Warrant”) to acquire a number of shares of Common Stock at an exercise price of $8.17 per share (the “Warrant Shares”). The Warrant may be exercised through the earlier of (i) the seventh anniversary of June 15, 2022 and (ii) the consummation of certain acquisition transactions involving the Company, as set forth in the Warrant. The number of Warrant Shares for which the Warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the Warrant. Within six (6) months following the exercise of the Warrant, the Company shall prepare and file with the SEC a registration statement covering the resale of the Warrant Shares issued pursuant to such exercise notice for an offering to be made on a continuous basis and shall use best efforts to cause such registration statement to be declared effective. Notwithstanding the foregoing, the Company shall not be required to register the Warrant Shares in the event that the Warrant Shares issued pursuant to the exercise of the Warrant may be sold under Rule 144 or another similar exemption under the Securities Act.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference.

The foregoing descriptions of the Loan Agreement and the Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrant Agreement to be filed with the SEC in connection with the Company’s second quarter 2022 Form 10-Q filing.

Cash Runway

If the Term Loans are fully drawn, proceeds from the Offering and the Term Loans together, along with budget optimization efforts, are expected to fund the Company’s current operating plan until the third quarter of 2024.

Forward-Looking Statements

Statements contained under this Item 1.01 regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, statements regarding the Company’s cash runway, including its extension to the third quarter of 2024, statements about the completion and timing of the registered offering of the Company’s common stock to Pfizer Inc., the Company’s business plans and objectives, including future plans or expectations for EFX, upcoming milestones, and therapeutic effects of EFX, as well as the dosing, safety and tolerability of EFX; and expectations regarding the Company’s use of capital, expenses and other future financial results and the potential impact of COVID-19 on strategy, future operations, manufacturing, and clinical trial enrollment and data collection.

Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the impact of COVID-19 on Akero’s ongoing and future operations, including potential negative impacts on Akero’s employees, third-parties, manufacturers, supply chain and production as well as on global economies and financial markets; the success, cost, and timing of Akero’s product candidate development activities and planned clinical trials; Akero’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; Akero’s ability to fund operations; as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in Akero’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and quarterly reports on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties and other important factors in Akero’s other filings and reports with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Akero undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 16, 2022, the Company issued a press release titled “Akero Therapeutics Announces Two Financing Transactions with Pfizer Inc. and Hercules Capital, Inc. Providing Access to Up to $125 million.” A copy of the press release is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP

10.1	Securities Purchase Agreement dated as of June 15, 2022 by and between Akero Therapeutics, Inc. and Pfizer Inc.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release dated June 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2022	AKERO THERAPEUTICS, INC.

	By:	/s/ Andrew Cheng
Andrew Cheng
Chief Executive Officer and Director